Exhibit 10.1
POWERSECURE INTERNATIONAL, INC.
2008 STOCK INCENTIVE PLAN
Effective June 9, 2008
Section 1. Purposes.
     The purposes of this PowerSecure International, Inc. 2008 Stock Incentive Plan (this “Plan”) are to promote the long-term interests of PowerSecure International, Inc. and its Subsidiaries by (i) attracting, retaining and rewarding high-quality executives and other key employees and directors of, and advisors and consultants to, the Company and its Subsidiaries, (ii) motivating such persons by enabling them to acquire or increase a proprietary interest in the Company in order to align the interests of such persons with the Company’s stockholders, and (iii) providing such persons with incentives to pursue and participate in the long-term growth, profitability and financial success of the Company.
Section 2. Definitions.
     In addition to the terms defined elsewhere in the Plan, the following terms as used in the Plan shall have the meanings set forth below:
     (a) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock, Performance Award, Dividend Equivalent or Other Stock-Based Award, together with any other right or interest, granted to a Participant under the Plan.
     (b) “Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing and setting forth the terms and conditions applicable to an Award under the Plan. Each Award Agreement may, but need not, be executed or acknowledged by a Participant, and shall be subject to the terms and conditions of this Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
     (c) “Board” means the Board of Directors of the Company.
     (d) “Change in Control” has the meaning given to such term in Section 9(b)(i).
     (e) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any Section or provision of the Code or regulation thereunder shall be deemed to include the rules, regulations and interpretations promulgated thereunder and any successor provisions, rules, regulations and interpretations.
     (f) “Committee” means the Compensation Committee of the Board, or such other committee of directors as may be designated by the Board, in its discretion, to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of three or more directors (or such lesser number as may be permitted by applicable law, rule or regulation), each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” as defined under Section 162(m) of the Code, unless administration of the Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Code, and (iii) “independent” as defined under (A) applicable requirements under the Exchange Act or otherwise promulgated under the Exchange Act, (B)applicable listing standards of the principal stock exchange on which the Shares are then listed and traded, and (C) any other criteria established from time to time by the Board.
     (g) “Company” means PowerSecure International, Inc., a Delaware corporation, together with any successor thereto.
     (h) “Consultant” means any consultant or adviser that qualifies as a consultant under the applicable rules of the SEC for registration of shares on a Form S-8 Registration Statement.

     (i) “Covered Employee” means any individual who is or, in the determination of the Board, is likely to be a “covered employee” within the meaning of Section 162(m) of the Code.
     (j) “Deferred Stock” means a right granted to a Participant under Section 6(f) to receive cash, Shares, other Awards or other property at the end of a specified deferral period.
     (k) “Director” means a member of the Board, or as applicable, a member of the board of directors of a Subsidiary.
     (l) “Dividend Equivalent” means a right granted to a Participant under Section 6(h) to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specific number of Shares or other periodic payments.
     (m) “Effective Date” shall have the meaning set forth in Section 12(a).
     (n) “Eligible Person” means an Employee, Consultant or Director of the Company or a Subsidiary.
     (o) “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.
     (p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, together with the rules, regulations and interpretations promulgated thereunder, and any successor provisions, rules, regulations and interpretations.
     (q) “Executive Officer” means an officer of the Company who is subject to the liability provisions of Section 16 of the Exchange Act.
     (r) “Fair Market Value” means the fair market value of the property or other item being valued, as determined by the Committee in its sole discretion by such methods or procedures as shall be established from time to time by the Committee; provided, however, that the Fair Market Value of Shares as of any date means (i) the closing sale price of the Shares on such date or, if there are no sales on such date, then the closing sale price of the Shares on the most recent date prior to such date on which there was a sale of Shares, as reported on The NASDAQ Stock Market or any other national securities exchange or established stock market or stock exchange on which Shares are then listed or quoted and that constitutes the primary trading market for the Shares; (ii) the mean between the high bid and low asked prices for the Shares on such date, if the Shares are not listed or quoted as provided under (i) above but are quoted on the over-the-counter market or are regularly quoted by a recognized securities dealer but selling prices are not reported; or (iii) as determined in good faith by the Committee to be reasonable and in compliance with Section 409A of the Code, in the absence of an established trading market for the Shares.
     (s) “Full Value Award” means an Award granted pursuant to the terms of the Plan that results in the Company issuing and delivering the full value of any underlying Shares in settlement of such Award, and includes any Award other than an Option or a Stock Appreciation Right, or any other Award granted pursuant to Section 6(i) of the Plan that is substantially similar to an Option or a Stock Appreciation Right.
     (t) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.
     (u) “Immediate Family Member” means, with respect to any Participant, any of such Participant’s spouse, children, parents or siblings.
     (v) “Incentive Stock Option” means an Option that is intended to be and to meet the requirements of an “incentive stock option” under Section 422 of the Code and is expressly designated as an Incentive Stock Option.
     (w) “Non-Qualified Stock Option” means an Option that is not intended to be or to meet the requirements of an Incentive Stock Option.

     (x) “Option” means a right granted to a Participant under Section 6(b) to purchase Shares at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
     (y) “Other Stock-Based Awards” means a right granted to a Participant under Section 6(i) that relates to or is valued by reference to Shares or other Awards relating to Shares.
     (z) “Participant” means an Eligible Person who has been granted an Award under the Plan which remains outstanding, including a Person who is no longer an Eligible Person; provided that in the case of the death of a participant, the term “Participant” refers to a beneficiary designated pursuant to Section 7(i) or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable sate law and court supervision.
     (aa) “Performance Award” means a right granted to a Participant under Section 8 to receive cash, Shares, other Awards or property the payment of which is contingent upon the achievement of performance criteria established by the Committee.
     (bb) “Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity or group.
     (cc) “Plan” means this PowerSecure International, Inc. 2008 Stock Incentive Plan, as amended and/or restated from time to time in accordance with the provisions hereof.
     (dd) “Restricted Stock” means Shares granted to a Participant under Section 6(d) that are subject to certain restrictions and to a risk of forfeiture.
     (ee) “Restricted Stock Unit” means a right granted to a Participant under Section 6(e) to receive Shares (or the equivalent value in cash or property if the Committee so provides or a combination thereof) in the future, which right is subject to certain restrictions and to a risk of forfeiture.
     (ff) “Related Party” has the meaning given to such term in Section 9(b)(ii).
     (gg) “Shares” means shares of common stock, par value $.01 per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.
     (hh) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c), to be paid an amount measured by the appreciation in the Fair Market Value of Shares from the Grant Date to the date of exercise.
     (ii) “Subsidiary” means any corporation, limited liability company, partnership or other entity (whether now or hereafter existing) of which a majority of the outstanding voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the foregoing, with respect to an Incentive Stock Option, a Subsidiary means an entity that qualifies as a subsidiary corporation of the Company under Section 424(f) of the Code.
     (jj) “Substitute Award” has the meaning given to such term in Section 7(a).
     (kk) “Voting Securities” has the meaning given to such term in Section 9(b)(iii).
Section 3. Administration.
     (a) Committee. The Plan shall be administered by the Committee, provided that the Board, in its discretion from time to time, may administer the Plan. Unless authority is specifically reserved to the Board under the terms of the Plan, or applicable law, the Committee shall have sole discretion in the administration of the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Any action taken by the Committee shall be valid, binding and effective, whether or not all of the members of the Committee satisfy the requirements for membership on the Committee as set forth in Section 2(f) of the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than Section 2(f) or this Section 3(a)) shall include the Board.

To the extent any action of the Board under the Plan conflicts with any action taken by the Committee, the actions of the Board shall control and supercede any conflicting action by the Committee.
     (b) Exercise of Authority. Unless otherwise expressly provided in the Plan or reserved by the Board, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, its Subsidiaries, Eligible Persons, Participants, holders or beneficiaries of Awards, and stockholders. The Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum for any determination by, or the taking of any action by, the Committee, and all such determinations and actions shall be made or taken by a majority of such quorum. Any determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting of the members of the Committee duly called and held. The Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3 for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.
     (c) Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:
          (i) grant Awards;
          (ii) designate Participants to receive Awards;
          (iii) determine the type or types of Awards to be granted to each Participant;
          (iv) determine the terms and conditions of any Award, including, but not limited to, the number of Shares or amount of cash or other property to which an Award will relate, any exercise price, grant price or purchase price, any exercise or vesting periods, any conditions, limitations or restrictions, any schedule for lapse of limitations, conditions or forfeiture restrictions or restrictions on exercisability or transferability, and any accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion shall determine, and all other matters to be determined in connection with an Award;
          (v) accelerate the vesting, exercisability or lapse of exercisability or lapse of restrictions of any outstanding Award, in accordance with the terms of the Award and the Plan, based in each case on such considerations as the Committee in its sole discretion shall determine;
          (vi) determine whether, to what extent and under what circumstances an Award may be settled or exercised in cash, Shares, other Awards or other property, or an Award may be surrendered, canceled, forfeited or suspended;
          (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee;
          (viii) interpret and administer the Plan, the Award Agreements and any other instrument or agreement relating to, or Award made under, the Plan;
          (ix) prescribe the form of each Award Agreement, which need not be identical for each Participant;
          (x) amend the Plan or any Award Agreement as permitted hereunder;
          (xi) adopt, amend, suspend, waive or rescind such rules, regulations, guidelines and procedures and appoint such agents as the Committee shall deem necessary or desirable for the administration of the Plan;

          (xii) correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, any Award Agreement or other instrument entered into or Award made under the Plan; and
          (xiii) make any other determinations and decisions and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
     (d) Authorization of Directors and Executive Officers. To the extent permitted by applicable law, the Board or the Committee may, by resolution, authorize one or more members of the Board or one or more Executive Officers of the Company to do one or both of the following on the same basis as the Board or the Committee, as appropriate: (i) designate Participants to be recipients of Awards under this Plan, (ii) determine the size of such Awards; provided, however, that (A) the Board or the Committee shall not delegate such responsibilities to any Executive Officer for Awards granted to a Participant who is an Executive Officer, a director or a more than 10% beneficial owner of the Shares, as determined by the Board in accordance with Section 16 of the Exchange Act, and (B) the resolution providing for such authorization sets for the total number of Shares the Executive Officers may grant, and (iii) the members of the Board or the Executive Officers who have been delegated such authority shall report periodically to the Board and the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. In no event shall any such delegation of authority be permitted with respect to Awards to any Executive Officer or to any Person subject to Section 162(m) of the Code.
     (e) Limitation of Liability. The Board, the Committee, and each member of each shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any Executive Officer, other officer or employee of the Company or a Subsidiary, the Company’s independent auditors, legal counsel, other consultants or any other agents assisting in the administration of the Plan. No member of the Board or of the Committee, and no officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Board or of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all such Persons shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action, determination or interpretation.
Section 4. Shares Available Under the Plan.
     (a) Number of Shares Available. Subject to adjustment as provided in Section 4(b), the total number of Shares reserved and available to be issued or delivered pursuant to Awards granted under the Plan shall be 600,000 (the “Share Limit”).
     (b) Share Counting. In computing the number of Shares issued or delivered under the Plan for purposes of Section 4(a) and the Share Limit:
          (i) Each Share issued or delivered pursuant to a Full Value Award shall be counted against the Share Limit as one and one-half Shares.
          (ii) Each Share issued or delivered pursuant to an Award, other than a Full Value Award, shall be counted against the Share Limit as one Share.
          (iii) Any Shares covered by an Award shall be counted against the Share Limit as of the Grant Date as provided in Sections 4(b)(i) and 4(b)(ii), provided that such Shares shall not count against but rather shall be added back to the Share Limit as provided in this Section 4(b)(iii). If any Award granted under the Plan is canceled, forfeited, terminates, expires or lapses for any reason, or if payment is made to the Participant or an Award is otherwise settled in cash or other property other than Shares, then any unissued or forfeited Shares covered by such Award or to which such Award relates shall again be available for issuance pursuant to Awards granted under the Plan and shall be added back to the Share Limit in the same amount of Shares as the original grant of such Award counted against the Share Limit. The following Shares, however, may not be added back to the Share Limit and again be made available for issuance as Awards under this Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, (ii) issued Shares used to pay the exercise price or withholding taxes related to an outstanding Award, or (iii) Shares repurchased on the open market with the proceeds of the option exercise price. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Share Limit.
          (iv) Except as provided in Section 4(b)(iii), the number of Shares to which an Award relates shall be counted against the Share Limit as of the Grant Date, unless such number of Shares cannot be determined at that time, in which case the number of Shares actually distributed pursuant to the Award shall be counted against the Share Limit at the time of distribution; provided, however, that Awards related to or retroactively added to, or granted in tandem with, substituted for or converted into, other Awards shall be counted or not counted against the Share Limit in accordance with procedures adopted by the Board so as to ensure appropriate counting but avoid double counting.
          (v) Any Substitute Awards granted pursuant to Section 7(a) shall not reduce the number of Shares otherwise available for issuance pursuant to Awards under this Plan and shall not count against the Share Limit.
     (c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property, but excluding regular cash dividends), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, exchange of Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is necessary or determined by the Committee to be appropriate in order to prevent dilution or enlargement of the Participants’ rights under the Plan, then the Committee shall, in such manner as it may deem equitable, proportionately adjust any or all of (i) the number and kind of Shares or other securities of the Company (or number and kind of other securities or property) which may thereafter be issued in connection with Awards; (ii) the number and kind of Shares or other securities of the Company (or number and kind of other securities or property) issued or issuable with respect to outstanding Awards; (iii) the grant price, exercise price or purchase price with respect to any Award; and (iv) the Share Limit and the maximum Share amounts set forth in this Section 4; provided, however, in each case, that with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, rules, regulations or accounting principles. Any adjustments pursuant to this Section 4(c) shall be determined by the Committee after taking into account applicable laws, rules, regulations or accounting principles and such other factors as it deems appropriate, including but not limited to Section 409A of the Code.
     (d) Sources of Shares. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market, including Shares repurchased by the Company for purposes of the Plan.
     (e) Maximum Awards. Notwithstanding any other provision of the Plan to the contrary, but subject to adjustment as provided in Section 4(c):
          (i) Per Participant Per Year. The maximum number of Shares with respect to one or more Options or Stock Appreciation Rights that may be granted during any one calendar year under the Plan to any one Participant shall be 500,000. The maximum number of Shares with respect to all other Awards (other than Options or Stock Appreciation Rights) that may be granted during any one calendar year under the Plan to any one Participant shall be 500,000. The maximum amount of cash that may be paid in cash during any one calendar year under the Plan to any one Participant shall be $2,500,000.
          (ii) Maximum Number of Incentive Stock Options. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options granted under the Plan shall be 500,000.
Section 5. Eligibility.
     Awards may be granted under the Plan only to Eligible Persons, except that Incentive Stock Options may be granted only to Eligible Persons who are Employees.
Section 6. Specific Terms of Awards.
     (a) General. Subject to the provisions of the Plan and any applicable Award Agreement, Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, on the Grant Date or thereafter (subject to the terms of Section 10), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation the acceleration of vesting of any Awards, terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections pertaining to his Award. Subject to the provisions of the Plan, the Committee shall have the right to accelerate the vesting or exerciseability of any Award granted under the

Plan. Except as provided in Section 7(a), or as required by applicable law, Awards shall be granted for no consideration other than prior and future services.
     (b) Options. The Committee is authorized to grant Awards of Options to Eligible Persons on the following terms and conditions:
          (i) Exercise Price. The exercise price per Share underlying an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than the Fair Market Value of a Share on the Grant Date.
          (ii) Prohibition on Repricing. Except as otherwise provided in Section 4(c), the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, and Options that are “underwater” (meaning their exercise prices are in excess of the then Fair Market Value of the Shares) cannot be cancelled in exchange for cash, Shares, other property or other Awards (except in connection with a Change in Control), without the prior approval of the stockholders of the Company.
          (iii) Time and Conditions of Exercise. The Committee shall determine the time or times at which or the circumstances or conditions under which an Option may be exercised in whole or in part, including conditions based upon the achievement of performance goals and/or service requirements.
          (iv) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares, other outstanding Awards or other property or any combination thereof, and the methods by which Shares shall be delivered or deemed to be delivered to Participants.
          (v) Exercise Term. The term of each Option shall be determined by the Committee; provided, however, that no Option shall be exercisable for more than ten years after the Grant Date.
          (vi) Incentive Stock Options.
               (A) Generally. Incentive Stock Options shall be granted only to Employees. The terms of any Incentive Stock Option granted under the Plan shall comply in all material respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422, unless the Participant has first requested the change that will result in such disqualification. If all of the requirements of Section 422 of the Code are not met with respect to an Option intended to be an Incentive Stock Option, then the Option shall automatically become a Non-Qualified Stock Option.
               (B) $100,000 Per Year Limitation. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company) exceeds $100,000, then such Options in excess of such limitation will be treated as Non-Qualified Stock Options. The foregoing limitation shall be applied by taking Options into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the Grant Date of the Award pertaining to such Shares.
     (c) Stock Appreciation Rights. The Committee is authorized to grant Awards of Stock Appreciation Rights to Eligible Persons on the following terms and conditions:
          (i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted the right to receive, upon exercise thereof, the excess, if any, of (A) the Fair Market Value of one Share on the date of exercise, over (B) the base price of the Stock Appreciation Right as determined by the Committee as of the Grant Date, which shall not be less than the Fair Market Value of one Share on the Grant Date.
          (ii) Prohibition on Repricing. Except as otherwise provided in Section 4(c), the base price of a Stock Appreciation Right may not be reduced, directly or indirectly by cancellation and regrant or otherwise, and Stock Appreciation Rights that are “underwater” (meaning their base prices are in excess of the then Fair Market Value of the

Shares) cannot be cancelled in exchange for cash, Shares, other property or other Awards (except in connection with a Change in Control), without the prior approval of the stockholders of the Company.
          (iii) Exercise Term. The term of each Stock Appreciation Right shall be determined by the Committee; provided, however, that no Stock Appreciation Right shall be exercisable for more than ten years after the Grant Date.
          (iv) Other Terms. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee. Stock Appreciation Rights may be awarded either on a free-standing basis or in tandem with other Awards.
     (d) Restricted Stock. The Committee is authorized to grant Awards of Restricted Stock to Eligible Persons on the following terms and conditions:
          (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote such Restricted Stock or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such times, under such circumstances (including based on the achievement of performance goals and/or future service requirements), in such installments, or otherwise, as the Committee shall determine. Except as otherwise provided under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder with respect to the Restricted Stock, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to Section 6(d)(iv)). During the restricted period applicable to the Restricted Stock, subject to Section 11, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.
          (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service on the Committee (as determined under criteria established by the Committee) during the applicable restriction period or upon failure to satisfy a performance goal prior to the expiration of the applicable restriction period, Restricted Stock that are at that time subject to restrictions shall be forfeited (and any forfeited Restricted Stock reacquired by the Company); provided, however, that the Committee may provide in any Award Agreement, subject to the terms and conditions of the Plan, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, including but not limited to, death, disability or the best interests of the Company, and the Committee may in other cases waive in whole or in part restrictions on or the forfeiture of Restricted Stock.
          (iii) Certificates for Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including, without limitation, the issuance of certificates representing the Shares underlying the Award of Restricted Stock. If certificates representing Shares underlying an Award of Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, and the Committee may require that the Company or an escrow agent retain physical possession of the certificates, and that the Participant deliver a stock power to the Company or such escrow agent, endorsed in blank, relating to the Restricted Stock.
          (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends and other distributions made or paid on Shares underlying an Award of Restricted Stock be held in escrow, reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property has been distributed.
     (e) Restricted Stock Units. The Committee is authorized to grant Awards of Restricted Stock Units to Eligible Persons on the following terms and conditions:
          (i) Grant and Restrictions. Settlement of an Award of Restricted Stock Units by delivery of Shares, a cash payment, or a combination thereof shall occur upon expiration of the restriction period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant), which restriction period may lapse separately or in combination at such times, under such circumstances (including based on the achievement of performance goals and/or future service requirements), in such installments, or otherwise, as the Committee shall determine. Except as otherwise provided under the terms of the Plan and any Award Agreement relating to the Restricted Stock Units, a Participant granted Restricted Stock Units shall have none of the rights of a stockholder with respect to the Shares underlying the Award of Restricted Stock Units until such time as Shares are paid in settlement of the Restricted Stock Units, unless and only to the extent that the Committee shall award Dividend Equivalents in respect of such Restricted Stock Units. During the restricted period applicable to the Restricted Stock Units, subject to Section 11, the Restricted Stock Units may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.
          (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service on the Committee (as determined under criteria established by the Committee) during the applicable restriction period or upon failure to satisfy a performance goal prior to the expiration of the applicable restriction period, all Restricted Stock Units that are at that time subject to the restriction period shall be forfeited; provided, however, that the Committee may provide in any Award Agreement, subject to the terms and conditions of the Plan, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, including but not limited to, death, Disability, convenience, or the best interests of the Company, and the Committee may in other cases waive in whole or in part restrictions on or the forfeiture of Restricted Stock Units.
          (iii) Election and Distribution. Any election and distribution provisions applicable to Restricted Stock Units, and the other terms of any Restricted Stock Units, shall be determined by the Committee after taken into account all circumstances it deems relevant and all applicable laws, rules and regulations, including but not limited to Section 409A of the Code.
     (f) Deferred Stock. The Committee is authorized to grant Awards of Deferred Stock to Eligible Persons on the following terms and conditions:
          (i) Issuance and Limitations. Delivery of Shares shall occur upon expiration of the deferral period specified for the Award of Deferred Stock by the Committee. In addition, an Award of Deferred Stock shall be subject to such limitations (including a risk of forfeiture) as the Committee may impose (if any), which limitations may lapse at the expiration of the deferral period or at other specified times (including based on achievement of performance goals and/or future service requirements, separately or in combination, in installments or otherwise, as the Committee shall determine at the time of grant or thereafter. A Participant awarded Deferred Stock shall have no voting rights and shall have no rights to receive dividends in respect of Deferred Stock, unless and only to the extent that the Committee shall award Dividend Equivalents in respect of such Deferred Stock.
          (ii) Forfeiture. Except as otherwise determined by the Committee upon termination of employment with or service to the Company (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply, Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement or may determine in any individual case, that restriction or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.
          (iii) Section 409A. Notwithstanding the foregoing, the terms and conditions of any Award of Deferred Stock under the Plan shall satisfy the requirements for exemption under Section 409A or shall satisfy the requirements of Section 409A determined by the Committee prior to such deferral.
     (g) Bonus Shares and Awards in Lieu of Obligations. The Committee is authorized to grant Shares or other Awards as a bonus to Eligible Persons or in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements (including salary requirements), provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.
     (h) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. Dividend Equivalents shall confer upon the Participant rights to receive, currently or on a deferred basis, cash, Shares, other Awards (other than Options and Stock Appreciation Rights) or other property equal in value to dividends paid with respect to a specified number of Shares, or otherwise, as determined by the Committee. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional

Shares or Awards or other investment vehicles, and subject to such restrictions or transferability and risk of forfeiture, as the Committee may specify. Dividend Equivalents may be awarded on a free-standing basis or with another Award. Notwithstanding the foregoing, the terms and conditions of any Award of Dividend Equivalents under the Plan shall comply with any applicable requirements under Section 409A.
     (i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights for Shares, Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Shares or the value of securities of or the performance of specified Subsidiaries as the Committee determines. The Committee shall determine the terms and conditions of such Awards. Except as provided in Section 7(a), Shares or securities delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including, without limitation, cash, Shares, other outstanding Awards or other property or any combination thereof, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(i).
Section 7. General Terms of Awards.
     (a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary (subject to the terms of Section 10), or any other right of a Participant to receive payment from the Company or any Subsidiary. Such additional or tandem Awards may be granted at any time. The Committee may, in its discretion, grant Awards or Shares (“Substitute Awards”) in assumption of, or in substitution or exchange for, options or other awards previously granted, or the right or obligation to grant future options or other awards, by a business entity acquired or to be acquired by the Company or a Subsidiary or with which the Company or a Subsidiary combines, or otherwise in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the Company or a Subsidiary, including a transaction described in Section 424(a) of the Code.
     (b) Decisions Required to be Made by the Committee. Other provisions of the Plan and any Award Agreement notwithstanding, if any decision regarding an Award or the exercise of any right by a Participant, at any time such Participant is subject to Section 16 of the Exchange Act or is a Covered Employee under Section 162(m) of the Code, is required to be made or approved by the Committee in order that a grant to or transaction by such Participant will be exempt under Rule 16b-3 or qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code then the Committee shall retain full and exclusive power and authority to make such decision or to approve or disapprove any such decision by the Participant.
     (c) Award Agreements. Each Award shall be evidenced by an Award Agreement which shall be delivered to the Participant. Each Award Agreement shall include such all terms and conditions of such Award, not inconsistent with the Plan, as may be specified by the Committee. Such terms may include, but are not limited to, the effect on such Award of the death, retirement or other termination of employment of a Participant and the effect, if any, of a change in control of the Company.
     (d) Form and Timing of Payment of Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine (subject to the terms of Section 10), including, without limitation, cash, Shares, other Awards or other property or any combination thereof, and may be made in a single payment or transfer, in installments or (except with respect to Options or SARs) on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments. The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control), provided such terms and conditions of any such settlement comply with any applicable requirements of Section 409A.

     (e) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transactions by a Participant who is subject to Section 16 of the Exchange Act shall comply with and be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction or Person, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).
     (f) Share Certificates. All certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under applicable federal or state laws, rules and regulations thereunder, and the rules of any national securities exchange or other stock market, stock exchange or automated quotation system on which Shares are listed or quoted. The Committee may require each Person receiving Shares in connection with any Award under the Plan to represent and agree with the Company in writing that such Person is acquiring such Shares for investment without a view to the distribution thereof, and provide such other representations and agreements as the Committee may prescribe. The Committee, in its discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any Person under any Award as it deems appropriate. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares, including under the terms of the Plan or any Award Agreement. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Participant, the Committee may require any Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other Person as the Committee may designate.
     (g) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any national securities exchange, automated quotation system or any other stock exchange or stock market upon which the Shares or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement of other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.
     (h) Transferability. No Award granted under the Plan (other than Shares underlying an Award that have been issued to a Participant in connection with an Award and are free of any restrictions, conditions or limitations on vesting, exercise, transferability, voting or otherwise), nor any other right or interest acquired by a Participant under the Plan, may be pledged, encumbered or hypothecated to or in favor of any Person other than the Company, or shall be subject to any lien, obligation or liability of such Participant to any Person other than the Company, or shall be assignable or transferable by a Participant, other than by a will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974 (“QDRO”), and each such Award or right or interest shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative or a transferee receiving such Award pursuant to a QDRO; provided, however, that the Committee may, in its sole discretion, authorize all or a portion of an Award (other than an Incentive Stock Option) to be transferable by the Participant, but only to (i) any Immediate Family Members of the Participant, (ii) any trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) any partnership or limited liability company in which such Immediate Family Members are the only partners or members, provided that (A) there may be no consideration for any such transfer, other than an interest in a transferee’s partnership, limited liability company or other similar entity, (B) the Award Agreement related to the Award must expressly provide for such transferability in a manner consistent with this Section 7(h), (C) the Committee, in granting an Award, may impose additional restrictions on transfer or prohibit such transfer entirely, (D) following any transfer, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of the Plan, any reference to a Participant shall be deemed to refer to the transferee, (E) in the event of a transferee’s death, an Award may be exercised by the personal representative of the transferee’s estate or, if no personal representative has been appointed, by the successor or successors in interest determined under the transferee’s will or under the applicable laws of descent and distribution. Following any such transfer, any transferee shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided for purposes of this Section 7(h), the term “Participant” shall be deemed to refer to the transferee, and any event of termination of employment of the Participant as set forth in the Award Agreement or in this Plan shall continue to be applied with respect to the original Participant, following which the Award shall be exercisable by the transferee only to the extent, and for the period specified by, the Award Agreements.
     (i) Vesting Limitations on Full Value Awards. Notwithstanding any other provision of the Plan to the contrary, Full Value Awards made to Participants shall vest over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is made; provided, however, that notwithstanding the foreign, Full Value Awards that result in the issuance of an aggregate of up to 5% of the Share Limit may be granted to any one or more Participants without respect to such minimum vesting provisions.
Section 8. Performance Awards.
     (a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 8(b) in the case of a Performance Award intended to qualify under Section 162(m) of the Code.
     (b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the Committee shall comply with the pre-established performance goals and other terms set forth in this Section 8(b).
          (i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such achievement of performance be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to anyone Participant or to different Participants.
          (ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for one or more Subsidiaries, divisions, business units or business segments of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) gross or net sales, revenues and growth of sales or revenues; (3) cash flow (including, but not limited to, operating cash flow and free cash flow); (4) cash flow per share; (5) cash flow return on investment; (6) return on investment; (7) return on net assets, assets, capital or equity; (8) economic value added; (9) operating margins; (10) gross or net profit margins; (11) year-end cash; (12) debt reductions; (13) income or net income (before or after taxes); (14) pre-tax income; (15) pre-tax income before interest, depreciation and amortization; (16) pretax operating earnings after interest expense and before extraordinary or special items; (17) operating income or net operating income (before or after taxes); (18) operating profit or net operating profit; (19) total stockholder return; (20) price of the shares (and changes thereof); (21) stockholder equity; (22) market share; (23) gross profits; (24) economic value-added models or equivalent metrics; (25) comparisons with stock market indices; (26) reductions or savings in costs; (27) research and development expenses; (28) productivity; (29) expenses; (30) operating efficiency; (31) regulatory achievements; (32) customer satisfaction; (33) working capital; (34) implementation, completion or attainment of measurable objectives with respect to research and development, products or projects and recruiting and maintaining personnel; and (35) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee. Performance goals may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to the results of a peer group, and may reflect the results of the Company on a consolidated basis or any one or more Subsidiaries, divisions or other business units. The Committee has the discretion to determine the value of each Performance Award, to adjust the performance goal as it deems equitable to reflect events affecting the Company or changes in law or accounting principles or other factors, and to determine the extent to which performance awards that are earned may be paid in the form of cash, deferred cash, Shares or other awards or property, or combination thereof, as determined by the Committee.
          (iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to 10 years, as specified by the Committee. Performance goals shall be established not later than 90 days (or 25% of the performance period, if shorter than 90 days) after the beginning of any performance period applicable to such Performance Awards or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.
          (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii). The Committee may specify the amount of the Performance Award pool as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.
          (v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.
     (c) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b) shall be made in writing in the case of any Award intended to qualify under Section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards.
     (d) Status of Section 8(b) Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards under Section 8(b) granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and the regulations thereunder shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to performance Awards or Annual Incentive Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
Section 9. Change in Control.
     (a) Acceleration of Exercisability and Lapse of Restrictions and Cash-Out of Awards upon “Change in Control.” In the event of a Change in Control, subject only to the applicable restrictions set forth in Section 7(g), the following provisions shall apply unless otherwise specifically prohibited by any applicable laws, rules or regulations or otherwise specifically provided in the applicable Award Agreement (as in effect prior to the Change in Control):
          (i) All outstanding Awards that may be exercised but have not previously become exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or services by the Participant.
          (ii) Unless the right to lapse of restrictions or limitations is waived or deferred by a Participant prior to such lapse, all restrictions (including risks of forfeiture and deferrals) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control.
          (iii) All time-based conditions and all performance criteria, goals and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions to vesting or exercisability shall be deemed to be achieved or fulfilled as of the time of the Change in Control.
     (b) Definitions of Certain Terms. For purposes of this Section 9, the following definitions, in addition to those set forth in Section 2, shall apply:
          (i) “Change in Control” means and shall be deemed to have occurred if:
               (A) any Person, other than the Company or a Related Party, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to be the beneficial owner of all Shares that such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise, conversation rights, warrants, options or otherwise, without regard to the 60 day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 25% or more of the total voting power of all the then outstanding Voting Securities, except that there shall be excluded from the number of Voting Securities deemed to be beneficially owned by a Person a number of Voting Securities representing not more than 10 percent of the then outstanding voting power if such Person is (1) eligible to file a Schedule 13G pursuant to Rule 13-1(b)(1) under the Exchange Act with respect to Voting Securities or (2) an underwriter who becomes the beneficial owner of more than 20% of the then outstanding Voting Securities pursuant to a firm commitment underwriting agreement with the Company; or
               (B) the individuals who, as of the Effective Date, constitute the members of the Board together with those directors who are first elected subsequent to the Effective Date and whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the members of the Board then still in office who were either directors as of the Effective Date or whose election or nomination for election was previously so approved (the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board; or
               (C) the consummation of a merger, consolidation, recapitalization, reorganization, statutory share exchange or similar form of corporate transaction involving the Company, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company, other than (1) any such transaction which would result in at least 51% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by at least 51% of the holders of outstanding Voting Securities immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (2) any such transaction which would result in a Related Party beneficially owning more than 50% of the voting securities of the surviving entity outstanding immediately after such transaction; or
               (D) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the sale or other disposition by the Company of all or substantially all of the assets of the Company, other than (1) any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction, or (2) a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Shares of the Company immediately prior to such sale or disposition.
          (ii) “Related Party” means (A) a Subsidiary of the Company; or (B) an employee or group of employees of the Company or any majority-owned Subsidiary of the Company; or (C) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned Subsidiary of the Company; or (D) an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities.
          (iii) “Voting Securities or Security” means any securities of the Company which carry the right to vote generally in the election of directors.

Section 10. Amendments to and Termination of the Plan and Awards.
     (a) Amendments to and Termination of Plan. The Board may, at any time and from time to time, amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment, alteration, suspension, discontinuation or termination shall be subject to approval of the Company’s stockholders not later than the annual meeting next following such Board action if (i) such amendment (A) increases the number of Shares available for issuance under the Plan, (B) expands the types of Awards issuable under the Plan, (C) expands the class of Participants eligible to participate in the Plan, (D) extends the term of the Plan or (E) decreases the minimum exercise price requirements for Options or the minimum base price requirements for Stock Appreciation Rights, (ii) stockholder approval is required by any federal or state law or regulation or the rules of any national securities exchange, stock market or automated quotation system on which the Shares are then listed, traded or quoted, or (iii) the Board in its discretion determines that obtaining such stockholder approval is for any reason advisable; provided, however, that, without the consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him.
     (b) Amendments to Awards. The Committee may, unless otherwise expressly prohibited by the Plan, at any time and from time to time, and with or without prior notice, waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted and any Award Agreement related thereto, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially reduce the value of, diminish or otherwise impair or adversely affect the rights of such Participant under such Award.
     (c) Compliance and Insignificant Amendments. Notwithstanding anything in this Section 10 or in any Award Agreement to the contrary, the Committee may amend or alter the Plan or any Award, including any Award Agreement, either retroactively or prospectively, without the consent of the affected Participant, (i) in order to comply with or preserve any exemption from liability under Section 16(b) of the Exchange Act, or (ii) if the Committee determines, in its discretion, that such amendment or alteration either (A) is necessary or advisable in order for the Company, the Plan or the Award to satisfy, comply with or otherwise satisfy the requirements of any applicable present or future law, rule, regulation or accounting standard (including but not limited to Section 409A of the Code), or (B) is not reasonably likely to significantly diminish the benefits provided under such Award, or that such diminishment has been or will be adequately compensated.
Section 11. General Provisions.
     (a) No Rights to Awards. Nothing in the Plan shall be construed as giving any Participant, Eligible Person or other Person any right or claim to be granted any Award under the Plan, or to be treated uniformly with other Participants and Eligible Persons.
     (b) No Stockholder Rights. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such Participant in connection with the terms of such Award. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.
     (c) Withholding. The Company or any Subsidiary is authorized to withhold from any Award granted or any payment due under the Plan, including from a distribution of Shares, amounts of withholding and other taxes due with respect to such Award, its exercise or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Company or any Subsidiary and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to such Award. This authority shall include authority to withhold or receive Shares, Awards or other property and to make cash payments in respect thereof in satisfaction of such tax obligations.
     (d) No Right to Continued Employment or Other Service. Nothing contained in the Plan or any Award Agreement shall (i) confer, and no grant of an Award shall be construed as, conferring, upon any Participant or any Eligible Person, any right to continue in the employ or service of the Company or any Subsidiary or (ii) interfere in any way with the right of the Company or any Subsidiary to (A) terminate any Participant’s or Eligible Person’s employment or service at any time or (B) increase or decrease the compensation of any Participant or Eligible Person from the rate in existence at the time of granting of an Award, except as may be expressly provided in any Award Agreement or other compensation arrangement.

     (e) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.
     (f) Other Compensatory Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements (which may include, without limitation, employment agreements with executives and arrangements which relate to Awards under the Plan), and such arrangements may be either generally applicable or applicable only in specific cases.
     (g) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine, in its discretion, whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated such as by rounding up or down.
     (h) Forfeiture Events. Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to determine (and may so provide in any Award Agreement) that a Participant’s (including his or her estate’s, beneficiary’s or transferee’s ) rights (including the right to exercise any Option or Stock Appreciation Right), payments and benefits with respect to any Award shall be subject to reduction, cancellation, forfeiture or recoupment (to the extent permitted by applicable law) in the event of the Participant’s termination of employment or services due to serious misconduct, violations of the Company’s or Subsidiary’s polices, breach of fiduciary duty, unauthorized disclosure of any trade secret or confidential information, breach of applicable non-competition, non-solicitation, confidentiality or other restrictive covenants, or other conduct or activity that is in competition with the business of the Company or any Subsidiary, or otherwise detrimental to the business, reputation or interests of the Company and/or any Subsidiary, or upon the occurrence of certain events specified in the applicable Award Agreement (in any such case, whether or not the Participant then an employee, director or consultant). The determination of whether a Participant’s conduct, activities or circumstances are described in the immediately preceding sentence shall be made by the Committee in its good faith discretion, and pending any such determination, the Committee shall have the authority to suspend the exercise, payment, delivery or settlement of all or any portion of such Participant’s outstanding Awards pending an investigation of the matter.
     (i) Governing Law. The validity, interpretation, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be governed by the laws of the State of Delaware (without regard to provisions governing conflicts of laws), to the extent not governed by applicable federal law.
     (j) Severability.
          (i) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed amended to conform to applicable laws or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be deleted and the remainder of the Plan shall remain in full force and effect; provided, however, that, unless otherwise determined by the Committee, the provision shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Committee.
          (ii) If any of the terms or provisions of the Plan conflict with the requirements of applicable law or applicable rules and regulations thereunder, including the requirements of Section 162(m) of the Code, Rule 16b-3 and/or Section 422A of the Code, then such terms or provisions shall be deemed inoperative to the extent necessary to avoid the conflict with applicable law, or applicable rules and regulations, without invalidating the remaining provisions. With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under Section 422A of the Code, such provisions shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein; provided, further, that to the extent any Option which is intended to qualify as an Incentive Stock Option cannot so qualify, such Option, to that extent, shall be deemed to be a Non-Qualified Stock Option for all purposes of the Plan.
     (k) Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. In the event of any conflict, the text of the Plan, rather than such headings, shall control.
     (l) Indemnification. Each Person who is or shall have been a member of the Committee or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such Person in connection with or resulting from any claim, action, suit or proceeding to which such Person may be made a party or in which such Person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided such Person shall give the Company an opportunity, at its own expense, to handle and defend the same before such Person undertakes to handle and defend it on such Person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such Persons may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
     (m) Construction. For purposes of the Plan, except as otherwise provided in the Plan, (i) the word “or” is disjunctive but not necessarily exclusive; and (ii) words in the singular include the plural and words in the plural include the singular; and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other and neuter genders.
Section 12. Effective Date and Termination of the Plan.
     (a) Effective Date of the Plan. The Plan, which has been adopted by the Board, shall become effective on the date the Plan is approved by the stockholders of the Company (the “Effective Date”). The Plan shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 10, until all Shares subject to the Plan shall have been delivered and any restrictions on such Shares shall have lapsed, pursuant to the provisions of the Plan.
     (b) Termination of the Plan. The Plan shall terminate on, and no Awards may be granted under the Plan after, the tenth anniversary of the Effective Date, unless earlier terminated in accordance with the provisions hereof, provided that, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the termination of the Plan in accordance with its terms.
Section 13. Section 409A.

     The Company intends that any and all Awards under the Plan satisfy the requirements of Section 409A to avoid the imposition of excise taxes thereunder, and the provisions of this Plan shall be interpreted in a manner that is consistent with such intention. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section. In the event that it is reasonably determined by the Committee that, as a result of Section 409A, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A.